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                                                                     EXHIBIT 4.3

                         DATED 26th day of January 2004

                            DF CHINA TECHNOLOGY INC.
                                  (THE VENDOR)

                                       AND

                              GUMPTION TRADING LTD
                                 (THE PURCHASER)

                                       AND

                       GUANGZHOU DRANSFIELD PAPER LIMITED
                                     (GDPL)

                    -----------------------------------------

                                AGREEMENT FOR THE
                           SALE AND PURCHASE OF SHARES
               IN CERTAIN SUBSIDIARIES OF DF CHINA TECHNOLOGY INC.
                          AND CERTAIN ASSETS IN THE PRC

                    -----------------------------------------

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THIS AGREEMENT is made on the   26th         day of   January    , 2004.

BETWEEN:

(1) DF CHINA TECHNOLOGY INC, a company incorporated in the British Virgin Islands, whose shares are listed on the Nasdaq SmallCap Market and whose registered office is situate at Craigmur Chambers, P.O. Box 71, Road Town, Tortola, British Virgin Islands ("the Vendor") of the one part;

(2) GUMPTION TRADING LIMITED, a company incorporated in the British Virgin Islands, whose registered office is at P.O. Box 3174, Road Town, Tortola, British Virgin Islands ("the Purchaser") of the second part; and

(3) Guangzhou Dransfield Paper Ltd, a company incorporated in the PRC, whose registered office is situate at Taiping Industrial Zone, Conghua, Guangzhou, Guangdong Province, China ("GDPL") of the third part.

WHEREAS:

(A) The Vendor is the beneficial owner of all the issued shares in the companies as contained in Schedule 1 (collectively hereafter called the "Subsidiary Companies").

(B) The Vendor has agreed to sell and the Purchaser has agreed to purchase the Sale Shares (as hereinafter defined) upon and subject to the terms and conditions hereinafter appearing.

(C) GDPL has agreed to sell and the Purchaser has agreed to purchase the PRC Assets (1).

NOW IT IS HEREBY AGREED as follows:

1.    INTERPRETATION

1.01  In this Agreement, unless the context requires otherwise:

      "Accounting Date" means 31st March 2003;

      "Audited Accounts" means the audited balance sheet of the Vendor made up as at the Accounting Date and the audited profit and loss accounts of the Subsidiary Companies for the year ended on that date, copies of which are annexed hereto as "Appendix A" and initialed for the purposes of identification by the parties hereto;

      "Completion" means completion of the sale and purchase of the Sale Shares as specified in Clause 6;

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      "Completion Date" means 28 January 2004 (or such later or other date as the parties may agree in writing prior to Completion);

      "Consideration" means the consideration for the transfer of the Sale Shares being the sum(s) specified in Clause 3;

      "Contingent Liabilities" means the liabilities incurred by the Vendor, the Companies and the Subsidiary Companies prior to the Completion Date and have not been disclosed in the Accounts;

      "Contracts" means the contracts, agreements entered into between the Subsidiary Companies and the customers;

      "Employees' Entitlements" means all liabilities of the Company to the Existing Employees which have been or shall be incurred and/or payable by the Subsidiary Companies on or before the Completion Date, including but not limited to all salaries, emoluments, benefits, long service payments, severance payments, all contributions required to be made by the Company pursuant to the Scheme in relation to any former or Existing Employees, any other claims by any Existing Employees against the Subsidiary Companies, whether under the Employment Ordinance or otherwise;

      "Deed of Guarantee" means the deed of guarantee to be executed by the Guarantor under Clause 5.03 hereof;

      "Existing Employees" means all persons employed by the Subsidiary Companies as at the date of this Agreement;

      "Guarantor" means [CHINESE CHARACTER] (Qingdao Haotian
      Investment Limited)

      "Hong Kong" means Hong Kong Special Administrative Region;

      "Leased Back Assets" means those assets particulars of which are set out in Schedule 3;

      "PRC" means the Peoples' Republic of China;

      "PRC Assets" means those PRC factory premises and landed properties, machines and equipment under Schedule 2 described as located in the PRC, other than in Conghua, the PRC;

      "PRC Assets (1) means those PRC factory premises and landed properties, machines and equipment described as located in Conghua, the PRC under
      Schedule 2(1) hereto;

      "PRC" means the People's Republic of China;

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      "Management Accounts" means the unaudited balance sheet of the Vendor made up to and including 31 December 2003 and the profit and loss account of the Vendor for the period from 1 April 2003 to 31 December 2003, copies of which are annexed hereto as "Appendix B" and initialed for the purposes of identification by the parties hereto;

      "Sale Shares" means the shares in the issued share capital of the Subsidiary Companies representing the entire issued capital of each of the Subsidiary Companies contained in Schedule 1, to be bought and sold pursuant to Clause 2 hereof;

1.02 References to statutory provisions shall be construed as references to those provisions as amended or re-enacted or as their application is modified by other provisions (whether before or after the date hereof) from time to time and shall include any provisions of which they are re-enactments (whether with or without modification).

1.03 References herein to Clauses and Schedules are to clauses in and schedules to this Agreement unless the context requires otherwise and the Schedules to this Agreement shall be deemed to form part of this Agreement.

1.04 The expressions "the Vendor", "the Purchaser" shall, where the context permits, include their respective successors, and permitted assigns.

1.05 All representations, warranties, undertakings, indemnities, covenants, agreements and obligations given or entered into by more than one person are given or entered into jointly and severally.

1.06 The headings are inserted for convenience only and shall not affect the construction of this Agreement.

1.07 Unless the context requires otherwise, words importing the singular include the plural and vice versa and words importing a gender include every gender.

2.    SALE OF SALE SHARES AND ASSETS IN THE PRC

2.01 Subject to the terms of this Agreement, the Vendor shall sell as beneficial owner (and the Vendor shall cause its nominee to transfer the legal ownership of the Sale Shares held by it as a nominee on trust in favor of the Vendor) and the Purchaser in reliance on the Warranties herein contained shall purchase the Sale Shares free from all liens, charges and encumbrances and together with all rights now or hereafter attaching thereto including all dividends and distributions declared, made or paid on or after the date of this Agreement.

2.02 Subject to the terms of this Agreement, GDPL shall sell as beneficial owner and the Purchaser in reliance on the Warranties herein contained shall

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      purchase the PRC Assets (1) on "as is" basis free from all liens, charges and encumbrances and together with all rights now or hereafter attaching thereto.

3.    CONSIDERATION

3.01 The considerations for the purchase of the Sale Shares by the Purchaser being the sum(s) specified in Schedule 1 and payable by the Purchaser to the Vendor by way of cash payment on Completion.

3.02 The consideration for the purchase of the PRC Assets (1) by the Purchaser is HK$1.00 and payable by the Purchaser to GDPL by way of cash payment on Completion.

4.    LEASED BACK ASSETS

4.01 It is agreed between GDPL and the Purchaser that the Leased Back Assets, particulars of which are contained in Schedule 3 hereto, are to be leased back to GDPL at the consideration of HK$1.00 per annum for the continuing operation of the GDPL's paper business for a term of one year from the date hereof and renewable yearly thereafter upon mutual agreement.

4.02 It is hereby agreed that all debts and liabilities (including but not limited to taxation liabilities) in relation to or arising from or concerning any of the Leased Back Assets or incurred or arising out of or attributable to any activities or actions or events carried out or taken or occurred in relation to or connection with the Leased Back Assets, occurred before and after Completion shall be borne by the Purchaser.

5.    CONDITIONS

5.01 The Vendor and GDPL shall use all best endeavors to procure the fulfillment of the conditions set out herein on or before the Completion Date.

5.02 The Purchaser shall covenant with the Vendor and GDPL that it shall indemnify and at all times keep the Vendor and GDPL indemnified against taxation and all Contingent Liabilities falling on the Vendor and GDPL resulting from or by reference to any income, profits or gains earned, accrued or received on or before Completion, lawsuits (existing or potential), whether done or in conjunction with any circumstances whenever occurring.

5.03 The Purchaser shall procure the Guarantor to execute the Deed of Guarantee in favor of the Vendor and GDPL in the form annexed hereto as "Schedule 4" that the Guarantor shall guarantee the due performance by the Purchaser under Clauses 5.01 and 5.02 hereof and the due performance by the Purchaser of the obligations of the Purchaser under Clauses 9 hereto.

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6.    COMPLETION

6.01  Subject to the fulfillment of the Conditions in Clauses 5.01, 5.02 and
      5.03 above, Completion shall take place at the Vendor's office on the Completion Date or at such other place and time as shall be mutually agreed (time in either case being of the essence), when all (but not some only) of the events described in Clause 6.02 and 6.03 and 6.04 shall occur.

6.02  At Completion, the Vendor shall:

      (a)   deliver or cause to be delivered to the Purchaser:

            (i) the instruments of transfers and sold notes in respect of the Sale Shares duly executed by the Vendor and its bare trustee in favour of the Purchaser (and/or its nominees) accompanied by the relevant certificates for the Sale Shares, declaration of trust by the Vendor's nominee holding any of the Sale Shares for the Vendor, together with a cheque for the amount representing the Vendor's half share of stamp duty, if any, payable for the sale and transfer of the Sale Shares drawn in favour of the Government of the Hong Kong Special Administrative Region;

            (ii) such waivers or consents as the Purchaser may require to enable the Purchaser or its nominees to be registered as the holders of any of the Sale Shares;

            (iv) all the statutory and other books and records required under the laws to be kept by the Subsidiary Company (including financial and accounting records, registers of members, directors, secretary, transfers and mortgages, minutes of directors and shareholders) duly written up to date of the Company and its certificate of incorporation, current business registration certificate and common seal and any other papers, records and documents of the Subsidiary Companies;

            (v) all documents (save in respect of those the Purchaser thereafter agrees to waive) relating to the Subsidiary Companies and their assets and business, including but not limited to, the Contracts, purchase orders, invoices, accounts information, relevant deeds, registration documents, all correspondence, documents, papers, technical manual relating to the business of the Subsidiary Companies, and all licenses and permits required for the Subsidiary Companies and the Policies and all licenses and registration documents in relation to the Vehicles, if any, etc;

            (vi) such signed forms and documents in the approved form as may be required to be given to the relevant government departments authorizing and confirming the change of existing responsible

                                     - 5 -
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                   or authorized person(s) of the Vendor and Subsidiary
                   Companies in relation to any Licenses or Permits registered in the name of the Vendor or Subsidiary Companies;

            (vii) signed letters of resignations in the approved terms form from the existing directors as the directors of the Subsidiary Companies and the existing secretary as the secretary of the Subsidiary Companies, such resignations to take effect from close of the meeting of the board of directors of the Subsidiary Companies referred to in 6.02(b) below respectively;

            (viii) certified copy of directors of the Vendor in the approved form approving the sale of the Sale Shares to the Purchaser upon the terms and conditions herein contained and the execution of the Vendor of this Agreement and any other documents ancillary thereto;

            (ix) and such other documents as may be required to give to the Purchaser good title to the Sale Shares and to enable the Purchaser or its nominees to become the registered holders thereof;

      (b) and the Vendor shall cause the existing directors of the Subsidiary Companies to hold respective meetings at which the existing directors shall pass resolutions to approve :-

            (i) the registration of the Purchaser and its nominee as members of the Subsidiary Companies and issue the relevant share certificates to the Purchaser and its nominee subject only to the production of duly stamped and completed instruments of transfer in respect of the Sale Shares; and

            (ii) the appointment of such persons as the Purchaser may nominate as directors of the Subsidiary Companies and upon such appointment forthwith, the resignation of the existing directors and secretary of the Subsidiary Companies from their respective offices and as employees, each delivering to the Purchaser a letter under seal acknowledging that the person so retiring has no claim outstanding for compensation or otherwise against the Subsidiary Companies;

            (iii) the revocation of all authorities to the banker of the
                  Subsidiary Companies relating to Bank Accounts and the authorization to such persons as the Purchaser may nominate to operate the same;

            (iv) the change of authorized person(s) in relation to the Licenses/ Permits or the Subsidiary Companies;

            and deliver the original copy of the said resolutions to the Purchaser.

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6.03  Upon Completion, GDPL shall deliver all title in relation to the PRC
      Assets (1) in "as is" condition to the Purchaser.

6.04  Upon Completion, the Purchaser shall:

      (a) pay to the Vendor and GDPL in cash for the Considerations under Clause 3 in favor of the Vendor and GDPL respectively or as it in writing may direct (whose receipt shall be an absolute discharge therefor);

      (b) deliver the Deed of Guarantee in favor of the Vendor and GDPL in the form shown in Schedule 4 duly executed by the Guarantor;

      (c) execute and deliver the certified copy of directors of the Purchaser in the approved form approving the purchase of the Sale Shares and the PRC Assets (1) from the Vendor and GDPL respectively upon the terms and conditions herein contained and the execution of the Purchaser of this Agreement and any other documents ancillary thereto;

6.05 Without prejudice to any other remedies available to the Vendor and GDPL, if in any respect the provisions of Clauses 6.02, 6.03 and 6.04 are not complied with by the Purchaser on the Completion Date, the Vendor and GDPL may:

      (a) defer Completion to a date not more than 28 days after the Completion Date; or

      (b) proceed to Completion so far as practicable (without prejudice to its rights hereunder); or

      (c)   rescind this Agreement.

7.    DUE DILIGENCE

7.01 As soon as practicable after the signing of this Agreement, the Purchaser may conduct such due diligence on the Subsidiary Companies which at its absolute discretion it deems appropriate and the Vendor shall cause the Subsidiary Companies and the relevant personnel of the Companies and the Subsidiary Companies to afford the Purchaser full access to inspect during normal business hours all books and records of the Subsidiary Companies and furnish to the Purchaser all information and documents concerning the Company and its affairs as the Purchaser may reasonably require and provide.

7.02 The Purchaser hereby undertakes that it will not, prior to Completion, save as required by law, divulge any confidential information relating to the Subsidiary Companies and the relevant personnel of the Subsidiary Companies and the Subsidiary Companies obtained by it pursuant to this Clause 7.01 to any person other than its officers, employees or professional advisers.

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8.    OBLIGATIONS OF THE VENDOR AND THE PURCHASER

8.01 a) In respect of those of the assets located in the PRC, it is hereby specifically agreed that:-

            (i) the Vendor and GDPL shall procure that all of those PRC Assets and PRC Assets (1) described as located in the PRC under
                  Schedule 2 and Schedule 2(1) respectively other than those being leased back under Schedule 3 to the GDPL, shall be delivered to the Purchaser by 31 January 2004 or on Completion and the Purchaser shall procure the Subsidiary Companies to assist the Vendor in respect of this arrangement as may be reasonably requested by the Vendor and at the expenses to the Purchaser;

            (ii) all costs and expenses for such removal and delivery of and all duties, taxes and penalties payable and liabilities to the PRC and Hong Kong government authorities in relation to the aforesaid PRC Assets and PRC Assets (1) shall be borne by the Purchaser, and the Purchaser hereby undertake to the Vendor and GDPL respectively that the Purchaser shall keep the Vendor and GDPL respectively indemnified in respect of all such costs, expenses, duties, taxes and penalties and liabilities;

            (iii) Without prejudice to or limiting the generality of the foregoing and/or any other rights and remedies of the Subsidiary Companies and the Vendor and GDPL hereunder or otherwise, but subject to Clause 9.01 below, in the event that any amount of such costs, expenses, duties, taxes and penalties and liabilities shall be un-discharged by the Vendor and GDPL, the Purchaser shall settle any amount that may be payable to the Vendor and/or GDPL under this Agreement a sum required to discharge such unpaid costs, expenses, duties, taxes and penalties and liabilities.

      (a) In respect of those of the PRC Assets and PRC Assets (1) located in PRC, it is hereby agreed that the Purchaser shall procure the Subsidiary Companies to arrange for taking delivery to it of these PRC Assets and PRC Assets (1) from the locations in PRC where they are kept at its own costs and expenses and the Vendor and GDPL shall assist the Purchaser and the Subsidiary Companies in respect of this arrangement as may be reasonably requested by the Subsidiary Companies and/or the Purchaser at no extra costs and expenses to the Vendor.

9.01 As soon as practicable and before the Completion Date (or such longer period as may be required under law or under their contracts of employment), the Vendor shall procure the Subsidiary Companies to give notice in writing to each of the Existing Employees of the termination of his/her employment with the Subsidiary Companies effective upon the Completion Date unless

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      the Purchaser specifically waive this obligation of the Vendor.

9.02 For avoidance of doubts, notwithstanding anything contained in this Agreement to the contrary, the Vendor shall not after the Completion Date, be responsible for the Employees' Entitlements and shall not be required to pay and settle such sums as equivalent to the Employees' Entitlements in full, and shall not claim against the Subsidiary Companies and/or the Purchaser or have any recourse against the Subsidiary Companies and/or the Purchaser in respect of such payment and settlement. The Purchaser hereby undertakes with the Vendor that the Purchaser shall fully indemnify and keep indemnified the Vendor in respect of the failure by the Vendor to comply with any of its obligations under this Clause and against any and all claims of wrongful dismissal or redundancy or otherwise that may be brought by any Existing Employees against the Subsidiary Companies and/or the Vendor, which relate or are referable to a period or periods of employment before the Completion Date. Without limiting the generality of the foregoing and without prejudice to any other rights and remedies of the Subsidiary Companies and the Vendor, in the event that any of the Employee's Entitlements is not so discharged on or before Completion, the Purchaser shall be responsible to settle such amounts required to discharge the same.

9.03 The Vendor shall furnish the Purchaser with all information, data, invoices, details, accounts and documents in relation to the Account receivables' and `Prepayment deposits and other receivables' Accounts payable' and `Accrued liabilities and other payable' set out in the balance sheet of the Management Accounts.

9.04 Notwithstanding anything contained herein, the Purchaser shall indemnify and keep indemnified the Vendor from any debts, liability, claims, demand, actions, proceedings, costs, expenses, and without limiting the generality of the aforesaid any taxation claim against the Subsidiary Companies and/or the Vendor arising from or in connection with any business or trading that has been or was carried on by the Subsidiary Companies prior to Completion;

9.05 The Subsidiary Companies shall (and the Purchaser shall procure that the Subsidiary Companies shall) upon any claim, action, demand or assessment being made or issued against the Vendor which could lead to a claim against the Vendor, the Subsidiary Companies shall (and the Purchaser shall procure that the Subsidiary Companies shall) take such action and give such information and assistance in connection with their respective affairs as the Vendor may reasonably request in writing to avoid, dispute, resist, mitigate, compromise, defend or appeal against any claim in respect thereof and any adjudication with respect thereto. The Subsidiary Companies shall procure that the conduct of any proceedings of whatsoever nature arising in connection with any such claim after the Completion shall be conducted by the Purchaser and/or the Subsidiary Companies in accordance with the Vendor's reasonable instructions and in that connection, the Vendor shall give or cause to be given to the Purchaser or the Subsidiary Companies all

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      such assistance as the Purchaser or the Subsidiary Companies may reasonably require in disputing any such claim. The Purchaser shall indemnify and keep indemnified the Vendor and GDPL against all losses (including but not limited to any additional taxation) damages, costs and expenses which may be incurred by the Vendor or GDPL in complying with their obligations hereunder.

10.   REPRESENTATIONS, WARRANTIES AND UNDERTAKINGS

10.01 The Vendor and GDPL do not warrant as to whether there are any other information, including but not limited to the Contingent Liabilities, relating to the Subsidiary Companies of which the Purchaser has knowledge (actual or constructive) and expressly does not warrant that there is no investigation which shall prejudice any claim made by the any party or the Purchaser knew or ought to have known or had constructive knowledge of any information relating to the circumstances giving rise to such claim.

11.   ACCESS TO INFORMATION

11.01 As from the date of this Agreement the Vendor shall give to the Purchaser and any persons authorized by it, all such information relating to the Subsidiary Companies and such access to the premises and all books, title deeds, records, accounts and other documentation of the Subsidiary Company as the Purchaser may reasonably request and be permitted to take copies of any such books, deeds, records, accounts and other documentation and that the officers and employees of the Subsidiary Companies shall be instructed to give promptly all such information and explanations to any such persons as aforesaid as may be requested by it or them.

11.02 In the event of this Agreement ceasing to have effect the Purchaser undertakes to release to the Vendor all information and documents concerning the Subsidiary Companies which have been provided to the Purchaser in connection with this Agreement and also undertakes not to use any such information gained by it to further itself in its trade or to the detriment of the Subsidiary Companies unless such information had already been known to the Purchaser or had become or subsequently becomes public knowledge otherwise than by reason of any act or default of the Purchaser, its advisers or employees.

12.   MISCELLANEOUS

12.01 All costs and disbursements (including stamp duty, if any) of and incidental to this Agreement and the sale and purchase hereby agreed to be made shall be borne by the Purchaser.

12.02 Each notice, demand or other communication given or made under this Agreement shall be in writing and delivered or sent to the relevant party at its address o fax number set out below (or such other address or fax number as

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      the addressee has by two (2) days' prior written notice specified to the other parties):

      To the Purchaser:     GUMPTION TRADING LIMITED
      Registered office:    P.O. Box 3174, Road Town, Tortola, British Virgin
                            Islands ("the Purchaser") of the second part
                            Correspondence

      Address: Room 1006, Hong Hu Building, New Gang Hong Garden, Cui Zhu Road, Luohu, Shenzhen, Guandong Province, Shenzhen, PRC

      To the Vendor:        DF China Technology Inc.
      Correspondence

      Address: Units 3207-08, 32/F., West Tower, Shun Tak Centre, 168-200 Connaught Road, Central, Hong Kong

      Fax Number :          (852) 2851 3660
      Attention :           Mr. Y S Kwok

      To GDPL: Taiping Industrial Zone, Conghua, Guangzhou, Guangdong Province, China

      Any notice, demand or other communication so addressed to the relevant party shall be deemed to have been delivered (a) if given or made by letter, when actually delivered to the relevant address; (b) if given or made by fax, when despatched with confirmation of transmission.

12.03 No failure or delay by the Purchaser in exercising any right, power or remedy under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of the same preclude any further exercise thereof or the exercise of any other right, power or remedy. Without limiting the foregoing, no waiver by the Vendor of any breach by the Purchaser and/or the Guarantor of any provision hereof shall be deemed to be a waiver of any subsequent breach of that or any other provision hereof. If at any time any provision of this Agreement is or becomes illegal, invalid or unenforceable in any respect, the legality, validity and enforceability of the remaining provisions of this Agreement shall not be affected or impaired thereby.

12.04 This Agreement shall not be assignable.

12.05 This Agreement (together with any documents referred to herein) constitutes the whole agreement between the parties hereto and it is expressly declared that no variations hereof shall be effective unless made in writing.

12.06 The Vendor and GDPL may release in whole or in part and in such manner as it thinks it any one or more of the Purchaser from this Agreement and compound with or otherwise vary or agree to vary the liability of or grant time or indulgence to or make other arrangements with any one or more of the

      Purchaser without prejudicing or affecting its rights and remedies against any other Purchaser.

12.09 The parties hereto shall do and execute or procure to be done and executed all such further acts, deeds, things and documents as may be necessary to give effect to the terms of this agreement and to place control of the Subsidiary Companies in the hands of the Purchaser.

13.   GOVERNING LAW AND JURISDICTION

13.01 This Agreement shall be governed by and construed in accordance with the laws of Hong Kong Special Administrative Region ("Hong Kong") and the parties hereto hereby irrevocably submit to the non-exclusive jurisdiction of the Hong Kong courts.

13.02 The Vendor and GDPL hereby irrevocably appoint Mr. Aaron Zhu of Units 3207-08, West Tower, Shun Tak Centre, 168-200 Connaught Road, Central Hong Kong, as their agent to receive and acknowledge on their behalf service of any writ, summons, order, judgment or other notice of legal process in Hong Kong. If for any reason the agent named above (or its successor) no longer serves as agent of the Vendor and GDPL for this purpose, the Vendor and GDPL shall promptly appoint a successor agent and notify the Purchaser thereof. The Vendor and GDPL agree that any such legal process shall be sufficiently served on it if delivered to such agent for service at its address for the time being in Hong Kong whether.

IN WITNESS WHEREOF this Agreement has been executed on the day and year first above written.

SIGNED by                              )
for and on behalf of the Vendor        )
in the presence of:-                   )

SIGNED by                              )
for and on behalf of Purchaser         )
in the presence of:-                   )

SIGNED by                              )
for and on behalf of GDPL              )
in the presence of:-                   )

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                                   APPENDIX A

The audited balance sheet of the Vendor made up as at 31st March 2003 and the audited profit and loss accounts of the Subsidiary Companies for the year ended 31st March 2003

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                                   APPENDIX B

The unaudited balance sheet of the Vendor made up to and including 31 December 2003 and the profit and loss account of the Vendor for the period from 1 April 2003 to 31 December 2003

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                                   SCHEDULE 1

                   INFORMATION ABOUT THE SUBSIDIARY COMPANIES

NAME OF SUBSIDIARY                                                  CONSIDERATION OF
COMPANY                                    SHAREHOLDERS               SALE SHARES
------------------------------------------------------------------------------------
DF Paper Guangdong Limited          DF China Technology Inc.             HK$1.00

Guangdong Dransfield                DF Paper Guangdong Limited           HK$1.00
Paper Ltd.
[CHINESE CHARACTER]

DF Paper Jiangsu Limited            DF China Technology Inc.             HK$1.00

Jiangsu Dransfield Paper            DF Paper Jiangsu Limited             HK$1.00
Co. Ltd.

                                   SCHEDULE 2

                                         PRC ASSETS
      Description of assets:

                                                  [CHINESE CHARACTER]

[CHINESE CHARACTER]       [CHINESE CHARACTER]
[CHINESE CHARACTER]       [CHINESE CHARACTER]

[CHINESE CHARACTER]       Paper Production Line
[CHINESE CHARACTER]       Waste Paper incision machine
                          BOLLEGRAAF GMBH HBC50 500kg  Waste Paper Baler
[CHINESE CHARACTER]       1984
[CHINESE CHARACTER]       [CHINESE CHARACTER]
[CHINESE CHARACTER]       [CHINESE CHARACTER]
[CHINESE CHARACTER]       [CHINESE CHARACTER] 4 [CHINESE CHARACTER]
[CHINESE CHARACTER]       [CHINESE CHARACTER]3919[CHINESE CHARACTER] 3725
                           [CHINESE CHARACTER] 6229 [CHINESE CHARACTER]

[CHINESE CHARACTER]       [CHINESE CHARACTER]
[CHINESE CHARACTER]       [CHINESE CHARACTER]
[CHINESE CHARACTER]       [CHINESE CHARACTER]
[CHINESE CHARACTER]       [CHINESE CHARACTER]
[CHINESE CHARACTER]       [CHINESE CHARACTER] (6212881-883)
[CHINESE CHARACTER]       [CHINESE CHARACTER] 1 [CHINESE CHARACTER]
[CHINESE CHARACTER]       [CHINESE CHARACTER] 25 [CHINESE CHARACTER]
                           21 [CHINESE CHARACTER]

[CHINESE CHARACTER]       [CHINESE CHARACTER] 5 [CHINESE CHARACTER]
                           11 [CHINESE CHARACTER]

[CHINESE CHARACTER]       [CHINESE CHARACTER]
[CHINESE CHARACTER]       [CHINESE CHARACTER]
[CHINESE CHARACTER]       [CHINESE CHARACTER]
[CHINESE CHARACTER]       [CHINESE CHARACTER]
[CHINESE CHARACTER]       [CHINESE CHARACTER] 2.5 [CHINESE CHARACTER]
                           6 [CHINESE CHARACTER]

[CHINESE CHARACTER]       [CHINESE CHARACTER]

[CHINESE CHARACTER]       [CHINESE CHARACTER]
[CHINESE CHARACTER]       25 Ton/day Paper Production Line

[CHINESE CHARACTER]       100,000 Rolls / Day Two Play Toilet Paper
                          Converting Line

                          FMC 2A 400 Sheet/min 3 Lanes 33(pound)Y33cm Napkin Folding

[CHINESE CHARACTER]       Machine

[CHINESE CHARACTER]       100M/ min(pound)Y5(pound)Y4 Box Tissue Converting Line

[CHINESE CHARACTER]       PCMC  228ctn/ 8hr. Tissue Paper Converting Line

[CHINESE CHARACTER]       [CHINESE CHARACTER]
[CHINESE CHARACTER]       [CHINESE CHARACTER]
[CHINESE CHARACTER]       [CHINESE CHARACTER]
[CHINESE CHARACTER]       [CHINESE CHARACTER]
[CHINESE CHARACTER]       [CHINESE CHARACTER]
[CHINESE CHARACTER]       50T [CHINESE CHARACTER]
[CHINESE CHARACTER]       10T [CHINESE CHARACTER]
[CHINESE CHARACTER]       [CHINESE CHARACTER]
[CHINESE CHARACTER]       [CHINESE CHARACTER]
[CHINESE CHARACTER]       [CHINESE CHARACTER]
[CHINESE CHARACTER]       [CHINESE CHARACTER]
[CHINESE CHARACTER]       [CHINESE CHARACTER]
[CHINESE CHARACTER]       [CHINESE CHARACTER]
[CHINESE CHARACTER]       [CHINESE CHARACTER]
[CHINESE CHARACTER]       [CHINESE CHARACTER]
[CHINESE CHARACTER]       [CHINESE CHARACTER]
[CHINESE CHARACTER]       [CHINESE CHARACTER]
[CHINESE CHARACTER]       [CHINESE CHARACTER]
[CHINESE CHARACTER]       [CHINESE CHARACTER]
[CHINESE CHARACTER]       [CHINESE CHARACTER]
[CHINESE CHARACTER]       [CHINESE CHARACTER]
[CHINESE CHARACTER]       [CHINESE CHARACTER]
[CHINESE CHARACTER]       [CHINESE CHARACTER]
[CHINESE CHARACTER]       [CHINESE CHARACTER]
[CHINESE CHARACTER]       [CHINESE CHARACTER]
[CHINESE CHARACTER]       [CHINESE CHARACTER]
[CHINESE CHARACTER]       [CHINESE CHARACTER]
[CHINESE CHARACTER]       [CHINESE CHARACTER]
[CHINESE CHARACTER]       [CHINESE CHARACTER]
[CHINESE CHARACTER]       [CHINESE CHARACTER]
[CHINESE CHARACTER]       [CHINESE CHARACTER]
[CHINESE CHARACTER]       [CHINESE CHARACTER]

[CHINESE CHARACTER]       [CHINESE CHARACTER]
[CHINESE CHARACTER]       [CHINESE CHARACTER]
[CHINESE CHARACTER]       [CHINESE CHARACTER]
[CHINESE CHARACTER]       [CHINESE CHARACTER]
[CHINESE CHARACTER]       [CHINESE CHARACTER]
[CHINESE CHARACTER]       [CHINESE CHARACTER]
[CHINESE CHARACTER]       [CHINESE CHARACTER]
[CHINESE CHARACTER]       [CHINESE CHARACTER]
[CHINESE CHARACTER]       CPCD50A [CHINESE CHARACTER]

                                 SCHEDULE 2 (1)

                                 PRC ASSETS (1)

      Description of assets:

                                                  [CHINESE CHARACTER]

[CHINESE CHARACTER]       [CHINESE CHARACTER]
[CHINESE CHARACTER]       [CHINESE CHARACTER]
[CHINESE CHARACTER]       [CHINESE CHARACTER] P.C.M.C.
[CHINESE CHARACTER]       [CHINESE CHARACTER] PERINI
[CHINESE CHARACTER]       [CHINESE CHARACTER] HOBEMA
[CHINESE CHARACTER]       [CHINESE CHARACTER] PERINI 1
[CHINESE CHARACTER]       [CHINESE CHARACTER]
[CHINESE CHARACTER]       [CHINESE CHARACTER]
[CHINESE CHARACTER]       [CHINESE CHARACTER] (200*[CHINESE CHARACTER])
[CHINESE CHARACTER]       [CHINESE CHARACTER]
[CHINESE CHARACTER]       [CHINESE CHARACTER]
[CHINESE CHARACTER]       [CHINESE CHARACTER]
[CHINESE CHARACTER]       [CHINESE CHARACTER]
[CHINESE CHARACTER]       [CHINESE CHARACTER]
[CHINESE CHARACTER]       [CHINESE CHARACTER]
[CHINESE CHARACTER]       [CHINESE CHARACTER]
[CHINESE CHARACTER]       [CHINESE CHARACTER]
[CHINESE CHARACTER]       [CHINESE CHARACTER]
[CHINESE CHARACTER]       [CHINESE CHARACTER] 100-250A
[CHINESE CHARACTER]       [CHINESE CHARACTER] 65-250A
[CHINESE CHARACTER]       [CHINESE CHARACTER]
[CHINESE CHARACTER]       [CHINESE CHARACTER]
[CHINESE CHARACTER]       [CHINESE CHARACTER]
[CHINESE CHARACTER]       [CHINESE CHARACTER]
[CHINESE CHARACTER]       [CHINESE CHARACTER]
[CHINESE CHARACTER]       [CHINESE CHARACTER]
[CHINESE CHARACTER]       3T [CHINESE CHARACTER]
[CHINESE CHARACTER]       [CHINESE CHARACTER]
[CHINESE CHARACTER]       [CHINESE CHARACTER] 2 [CHINESE CHARACTER]

[CHINESE CHARACTER]       [CHINESE CHARACTER]
[CHINESE CHARACTER]       [CHINESE CHARACTER]
[CHINESE CHARACTER]       [CHINESE CHARACTER]
[CHINESE CHARACTER]       [CHINESE CHARACTER]
[CHINESE CHARACTER]       [CHINESE CHARACTER]
[CHINESE CHARACTER]       [CHINESE CHARACTER]
[CHINESE CHARACTER]       [CHINESE CHARACTER]
[CHINESE CHARACTER]       [CHINESE CHARACTER]
[CHINESE CHARACTER]       [CHINESE CHARACTER]
[CHINESE CHARACTER]       [CHINESE CHARACTER]
[CHINESE CHARACTER]       [CHINESE CHARACTER]
[CHINESE CHARACTER]       [CHINESE CHARACTER]
[CHINESE CHARACTER]       [CHINESE CHARACTER]
[CHINESE CHARACTER]       [CHINESE CHARACTER]
[CHINESE CHARACTER]       [CHINESE CHARACTER]
[CHINESE CHARACTER]       [CHINESE CHARACTER]
[CHINESE CHARACTER]       [CHINESE CHARACTER]
[CHINESE CHARACTER]       [CHINESE CHARACTER]
[CHINESE CHARACTER]       [CHINESE CHARACTER]
[CHINESE CHARACTER]       [CHINESE CHARACTER]
[CHINESE CHARACTER]       VCD [CHINESE CHARACTER]
[CHINESE CHARACTER]       [CHINESE CHARACTER]
[CHINESE CHARACTER]       [CHINESE CHARACTER] - [CHINESE CHARACTER]
[CHINESE CHARACTER]       [CHINESE CHARACTER] - [CHINESE CHARACTER]
[CHINESE CHARACTER]       [CHINESE CHARACTER]
[CHINESE CHARACTER]       [CHINESE CHARACTER]
[CHINESE CHARACTER]       [CHINESE CHARACTER]
[CHINESE CHARACTER]       [CHINESE CHARACTER]
[CHINESE CHARACTER]       [CHINESE CHARACTER]
[CHINESE CHARACTER]       [CHINESE CHARACTER]

                                   SCHEDULE 3

                             THE LEASED BACK ASSETS

Description of assets:

                                                  [CHINESE CHARACTER]

[CHINESE CHARACTER]       [CHINESE CHARACTER]
[CHINESE CHARACTER]       [CHINESE CHARACTER]
[CHINESE CHARACTER]       [CHINESE CHARACTER] P.C.M.C.
[CHINESE CHARACTER]       [CHINESE CHARACTER] PERINI
[CHINESE CHARACTER]       [CHINESE CHARACTER] HOBEMA
[CHINESE CHARACTER]       [CHINESE CHARACTER] PERINI 1
[CHINESE CHARACTER]       [CHINESE CHARACTER]
[CHINESE CHARACTER]       [CHINESE CHARACTER]
[CHINESE CHARACTER]       [CHINESE CHARACTER] (200*[CHINESE CHARACTER])
[CHINESE CHARACTER]       [CHINESE CHARACTER]
[CHINESE CHARACTER]       [CHINESE CHARACTER]
[CHINESE CHARACTER]       [CHINESE CHARACTER]
[CHINESE CHARACTER]       [CHINESE CHARACTER]
[CHINESE CHARACTER]       [CHINESE CHARACTER]
[CHINESE CHARACTER]       [CHINESE CHARACTER]
[CHINESE CHARACTER]       [CHINESE CHARACTER]
[CHINESE CHARACTER]       [CHINESE CHARACTER]
[CHINESE CHARACTER]       [CHINESE CHARACTER]
[CHINESE CHARACTER]       [CHINESE CHARACTER] 100-25A
[CHINESE CHARACTER]       [CHINESE CHARACTER] 65-250A
[CHINESE CHARACTER]       [CHINESE CHARACTER]
[CHINESE CHARACTER]       [CHINESE CHARACTER]
[CHINESE CHARACTER]       [CHINESE CHARACTER]
[CHINESE CHARACTER]       [CHINESE CHARACTER]
[CHINESE CHARACTER]       [CHINESE CHARACTER]
[CHINESE CHARACTER]       [CHINESE CHARACTER]
[CHINESE CHARACTER]       3T [CHINESE CHARACTER]
[CHINESE CHARACTER]       [CHINESE CHARACTER]
[CHINESE CHARACTER]       [CHINESE CHARACTER] 2 [CHINESE CHARACTER]
[CHINESE CHARACTER]       [CHINESE CHARACTER]

[CHINESE CHARACTER]       [CHINESE CHARACTER]
[CHINESE CHARACTER]       [CHINESE CHARACTER]
[CHINESE CHARACTER]       [CHINESE CHARACTER]
[CHINESE CHARACTER]       [CHINESE CHARACTER]
[CHINESE CHARACTER]       [CHINESE CHARACTER]
[CHINESE CHARACTER]       [CHINESE CHARACTER]
[CHINESE CHARACTER]       [CHINESE CHARACTER]
[CHINESE CHARACTER]       [CHINESE CHARACTER]
[CHINESE CHARACTER]       [CHINESE CHARACTER]
[CHINESE CHARACTER]       [CHINESE CHARACTER]
[CHINESE CHARACTER]       [CHINESE CHARACTER]
[CHINESE CHARACTER]       [CHINESE CHARACTER]
[CHINESE CHARACTER]       [CHINESE CHARACTER]
[CHINESE CHARACTER]       [CHINESE CHARACTER]
[CHINESE CHARACTER]       [CHINESE CHARACTER]
[CHINESE CHARACTER]       [CHINESE CHARACTER]
[CHINESE CHARACTER]       [CHINESE CHARACTER]
[CHINESE CHARACTER]       [CHINESE CHARACTER]
[CHINESE CHARACTER]       [CHINESE CHARACTER]
[CHINESE CHARACTER]       VCD [CHINESE CHARACTER]
[CHINESE CHARACTER]       [CHINESE CHARACTER]
[CHINESE CHARACTER]       [CHINESE CHARACTER]
[CHINESE CHARACTER]       [CHINESE CHARACTER]
[CHINESE CHARACTER]       [CHINESE CHARACTER]
[CHINESE CHARACTER]       [CHINESE CHARACTER]
[CHINESE CHARACTER]       [CHINESE CHARACTER]
[CHINESE CHARACTER]       [CHINESE CHARACTER]
[CHINESE CHARACTER]       [CHINESE CHARACTER]
[CHINESE CHARACTER]       [CHINESE CHARACTER]

                                   SCHEDULE 4

                                DEED OF GUARANTEE

                                By the Guarantor

To      :   DF CHINA TECHNOLOGY INC, a company incorporated in the British
            Virgin Islands, whose shares are listed on the Nasdaq SmallCap
            Market and whose registered office is situate at Craigmur Chambers, P.O. Box 71, Road Town, Tortola, British Virgin Islands;

                                          and

            Guangzhou Dransfield Paper Limited, a company incorporated in the PRC, whose registered office is situate at Taiping Industrial Zone, Conghua, Guangzhou, Guangdong Province, China

Date    :   [      , 2004]

Dear Sirs

                                  Re: Guarantee

In consideration of you as the Vendor entering into a Sale and Purchase Agreement (the "Agreement") particularly described below that is to say:-

Date    :   [          ]

Vendor  :   DF China Technology Inc.

GDPL    :   Guangzhou Dransfield Paper Limited

Purchaser:  Gumption Trading Limited

The Agreement:

            (1) Subject to the terms of the Agreement, the Vendor shall sell as beneficial owner (and the Vendor shall cause its nominee to transfer the legal ownership of the Sale Shares held by it as a nominee on trust in favor of the Vendor) and the Purchaser in reliance on the Warranties therein contained shall purchase the Sale Shares free from all liens, charges and encumbrances and together with all rights now or hereafter attaching thereto including all dividends and distributions declared, made or paid on or after the date of the Agreement.

            (2) Subject to the terms of the Agreement, GDPL shall sell as beneficial owner and the Purchaser in reliance on the Warranties herein contained shall purchase the PRC Assets (1) free from all liens, charges and encumbrances and together with all rights now or hereafter attaching thereto.

We, the undersigned (the "Guarantor") with particulars as set out in the Exhibit hereto, hereby irrevocably guarantee to the Vendor and GDPL jointly and severally, on the terms and conditions in the Schedule hereto, due payment by the Purchaser of all sums and charges and due performance and observance by the Purchaser of the terms and conditions of the Agreement and undertake to pay forthwith on demand in writing from both or either of you from time to time all arrears of charges, payables and all losses, damages, claims, costs and expenses properly and reasonably incurred by reason of or arising out of any breach by the Purchaser of the terms and conditions of the Agreement. To avoid any doubt, it is hereby expressly agreed that, there is no ceiling of liability of the Guarantor under this Guarantee.

SEALED with the Common Seal of the Guarantor, and    )
SIGNED by                                            )
                                                     )
In the presence of:-                                 )

                                  THE SCHEDULE

1. The Guarantor hereby agrees and declares that this Guarantee shall not preclude the Vendor and GDPL, either jointly or severally, from enforcing the terms, covenants and conditions of the Agreement if default is made by the Purchaser in the payment of any money due under the Agreement or otherwise.

2. This Guarantee shall be deemed to have commenced from the date of the Agreement and shall remain in full force and effect up to the last day of the tenth anniversary date of the Agreement.

3. The Guarantor further agrees that this Guarantee shall not be affected by any change of name or status in the company, firm or individual described as the "Purchaser".

4. The Guarantor further agrees that it shall not be discharged or released from this Guarantee by any arrangement made between the Vendor, GDPL and Purchaser or by any alteration in the obligations imposed upon the Purchaser by the Agreement or by any forbearance granted by the Vendor and/or GDPL to the Purchaser as to payment, time, performance or otherwise, and this forbearance may have been made or granted without the Guarantor's knowledge or assent.

5. This Guarantee is to be governed by and construed in accordance with the Laws of Hong Kong Special Administrative Region and the parties irrevocably submit to the non-exclusive jurisdiction thereof.

6. Any notice or process may be served on the Guarantor by leaving the same at the correspondence address in Hong Kong given in the Exhibit unless a substituted address in Hong Kong has been given to the Vendor and GDPL in writing in which case service at such substituted address shall be sufficient.

7. In this Guarantee, words importing the singular number shall include the plural number and vice versa, and words importing the masculine, feminine or neuter genders shall include the others of them.

                                   THE EXHIBIT

                         (Particulars of the Guarantor)

The Guarantor's Name       :   [                    ]

Address                    :   [                    ]

Correspondence address

in Hong Kong               :   [                        ]

Registration Number        :   [                        ]